EXHIBIT 21.1
SUBSIDIARIES OF ENERGY CORPORATION OF AMERICAN ON JUNE 30, 2003



           NAME OF SUBSIDIARY                      STATE OF INCORPORATION


A&W, LLC                                               West Virginia
Allegheny & Western Energy Corporation                 West Virginia
ECA Alliance, LLC                                      West Virginia
ECA Holdings, L.P.                                     Texas
ECA Partners, L.L.C.                                   West Virginia
Eastern American Energy Corporation                    West Virginia
Eastern Capital Corporation                            West Virginia
Eastern Exploration Corporation                        West Virginia
Eastern Marketing Corporation                          West Virginia
Eastern Pipeline Corporation                           West Virginia
Eastern Systems Corporation                            West Virginia
Natural Gas Transportation Company                     West Virginia
Westech Energy Corporation                             Colorado
Westech Energy New Zealand                             New Zealand
Westech Energy New Zealand, LLC                        Colorado


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